Amendment 006 to the iDEN Infrastructure Equipment Supply Agreement
Exhibit 10.9
CONFIDENTIAL TREATMENT REQUESTED
Confidential material has been separately filed with the Securities and Exchange Commission under an application for confidential treatment. Terms for which confidential treatment has been requested have been omitted and marked with an asterisk [*].
FORM OF
AMENDMENT 006
TO THE
IDEN INFRASTRUCTURE EQUIPMENT SUPPLY AGREEMENT
This Amendment 006 to the iDEN Infrastructure Equipment Supply Agreement (“Amendment”) is effective as of January 1, 2005 (“Effective Date”) between Motorola, Inc., a Delaware corporation, by and through its Networks business, with offices at 1421 W. Shure Drive, Arlington Heights, Illinois 60004 (“Motorola”), and each company listed on Schedule A (the “Nextel Subsidiary”), and NII Holdings, Inc. (formerly known as Nextel International, Inc.), a Delaware corporation, with offices located at 10700 Parkridge Boulevard, Suite 600, Reston, VA 20191 (Nextel Subsidiary and NII Holdings, Inc. are to be collectively referred to as “Customer”. Motorola and Customer are to be collectively referred to as the “Parties”.)
WHEREAS, Motorola and Customer previously entered into the iDEN Infrastructure Equipment Supply Agreement effective as of June 30, 2000. (The iDEN Infrastructure Equipment Supply Agreement, as amended, shall be referred to herein as the “Existing Agreement”);
WHEREAS, Motorola and Customer previously entered into Amendment No. 005 to the iDEN Infrastructure Equipment Supply Agreement dated as of the 15th of December, 2004, which extended the term of the agreement described in the foregoing recital through December 31, 2005; and
WHEREAS, Motorola and Customer wish to further extend the term of the Existing Agreement through December 31, 2007.
NOW, THEREFORE, in consideration of the promises and mutual obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Motorola and Customer agree as follows:
1.	General
Except as set forth herein, all capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.
2.	Modifications to Existing Agreement
Section 28 of the Existing Agreement, Term, is replaced in its entirety by the following:
“The term of this Agreement shall be from June 30, 2000 until December 31, 2007 unless an Exhibit provides otherwise. In the event that Motorola and Nextel Communications, Inc. (“NCI”) enter into a new supply agreement within the 120 day period before December 31, 2007, then this Agreement will automatically be extended until the earlier of: (i) the date upon which Customer and Motorola enter into a new iDEN Infrastructure Equipment Supply Agreement (the “New Supply Agreement”), (ii) 180 days after the date of the new supply agreement between Motorola

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Amendment 006 to the iDEN Infrastructure Equipment Supply Agreement
and NCI, or (iii) June 30, 2008.”
3.	IPL Pricing Adjustments
A.	Subscriber Count Determination

Commencing with the execution of this Amendment, the DAP/HLR Subscriber count for Customer will be determined on the third Friday of each month. The number of Customer’s Subscribers determined on the third Friday of the previous month will be subtracted from the number of Customer Subscribers determined on the third Friday of the current month to determine the net additional Subscribers of Nextel Subsidiary and its Affiliates (“Nextel Subsidiary Net Adds”) during the current month.

B.	IPL Monthly Price-Per-Subscriber Calculation

For each of the years 2005, 2006 and 2007, Motorola will determine the number of Nextel International Entities net additional Subscribers (“Nextel International Entities Net Adds”) during the year on a monthly basis by subtracting the total Nextel International Entities Subscribers at the beginning of the year from the total Nextel International Entities Subscribers determined on the third Friday of each month during the year. “Nextel International Entities” is defined as (a) Nextel Communications Argentina S.A., (b) Nextel Telecomunicações Ltda., (c) Comunicaciones Nextel de Mexico, S. A. de C. V., (d) Nextel del Peru, S. A., and (e) the respective Affiliates of any of these entities.

If the Nextel International Entities Net Adds for the year is [*] or less, as determined on the third Friday of a given month during the year, the IPL price per Subscriber for that month will be [*].

If the Nextel International Entities Net Adds for the year is more than [*] and less than [*], as determined on the third Friday of a given month during the year, the IPL price per Subscriber for that month will be [*] for each Subscriber over [*]. In the month where Nextel International Entities exceeds the [*] total Nextel International Entities Net Adds threshhold, the ratio of Nextel Subsidiary Net Adds charged at the [*] rate for the month will be determined by the following formula:
[Total Nextel International Entities Net Adds for the year as determined on the third Friday of the month, minus [*]] divided by [Nextel International Entities Net Adds for the month].
The resulting number, multiplied by the Total Nextel Subsidiary Net Adds for the month, will be the number of Nextel Subsidiary Net Adds for which the [*] rate will apply for the month. The remainder of the Nextel Subsidiary Net Adds for the month will be charged at the [*] rate per Net Add.

If the Nextel International Entities Net Adds for the year is more than [*], as determined on the third Friday of a given month during the year, the IPL price per Subscriber for that month will be [*] for each Subscriber over [*]. In the month where Nextel International Entities exceeds the [*] total Net Adds threshhold, the ratio of Nextel Subsidiary Net Adds charged at the [*] rate for the month will be determined by the following formula:
[Total Nextel International Entities Net Adds for the year as determined on the

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Amendment 006 to the iDEN Infrastructure Equipment Supply Agreement
third Friday of the month, minus [*]] divided by [Nextel International Entities Net Adds for the month].
The resulting number, multiplied by the Total Nextel Subsidiary Net Adds for the month, will be the number of Nextel Subsidiary Net Adds for which the [*] rate will apply for the month. The remainder of the Nextel Subsidiary Net Adds for the month will be charged at the [*] rate per Net Add.

The pricing hereunder, including all applicable minimum and maximum charges were calculated based upon the expected subscriber levels and fees to be paid by the entities currently comprising Nextel International Entities. In the event that NII Holdings, Inc. acquires or establishes any additional entities operating iDEN systems after the Effective Date of this Amendment or in the event any Nextel International Entity acquires or establishes a new Affiliate operating an iDEN system, the Parties shall negotiate mutually agreeable changes to the Existing Agreement (including floor and ceiling limits) with respect to the addition of any such entities. In the event that NII Holdings, Inc. sells or otherwise transfers all or substantially all of its interests in any of the entities which comprise the Nextel International Entities or any Affiliates thereof, the Parties agree to establish new pricing (including floor and ceiling limits) applicable to all of the Nextel International Entities, and Nextel Subsidiary shall not be entitled to rely upon the prices hereunder in such event.
C.	Customer IPL Monthly Fee Calculation
The IPL fee payable for each month after execution of this Amendment will be the Nextel Subsidiary Net Adds determined on the third Friday of each month multiplied by the IPL price per Subscriber for that month. Motorola will deliver to Customer an invoice for the monthly IPL fees on the 30th day of each month. Payment will be due within 30 days from the date of the invoice.
D.	Minimum IPL Fee
For each of the years 2005, 2006 and 2007, the minimum total IPL fees for Nextel International Entities will be [*]% of the previous year’s total Nextel International Entities IPL fees, but not less than [*] per year. Customer will contribute to paying any shortfall in the payment of Nextel International Entities IPL fees in any of those years as follows:
(1)	Shortfall in IPL fees.
Customer will be responsible for contributing to a shortfall in payment of Nextel International Entities IPL fees if:
(a)	the total Nextel International Entities IPL fees for any year as determined on the third Friday of the last month of the year is greater than [*] but less than [*]% of Nextel International Entities’ total IPL fees for the previous year, or

(b)	the Nextel International Entities’ total IPL fees for any year is less than [*],

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Amendment 006 to the iDEN Infrastructure Equipment Supply Agreement
(2)	Pro-rata Share Determination
Customer’s pro-rata share will be the number of Nextel Subsidiary Net Adds for the year, divided by the number of Nextel International Entities Net Adds for the year. If any Nextel International Entity has a Net Adds count of less than 1 for the year, that Entity will use 1 Net Add for purposes of the pro-rata calculation.
(3)	Invoicing and Payment
Motorola will deliver to Customer an invoice for the contributions to the shortfall in Nextel International Entities IPL fees on December 30th of the corresponding year of the shortfall. Payment will be due within 30 days from the date of the invoice.
3.	SMP Pricing Adjustments
For each of the years 2005, 2006 and 2007, the SMP price for the year will be (a) the number of net additional Subscribers of Customer for the previous year multiplied by the rate of [*] per Subscriber, plus (b) the previous year’s SMP price. However, regardless of the SMP price calculated above, the minimum SMP price for any year will be the greater of (a) Customer’s total [*] SMP price or (b) [*]% of the total SMP price for the previous year.
4.	[*]

5.	[*]

6.	Prospective Effect
The terms of this Amendment will apply prospectively from the Effective Date of this Amendment, and will not apply to transactions conducted under the Existing Agreement prior to the Effective date.
7.	Entire Agreement
This Amendment and the Existing Agreement, as amended, constitute the entire understanding between the Parties concerning the subject matter hereof and supersede all prior discussions, agreements and representations, whether oral or written and whether or not executed by Customer and Motorola. No modification, amendment or other change may be made to this Amendment unless reduced to writing and executed by authorized representatives of both Parties.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Motorola/Nextel	11/30/05
Motorola Confidential Proprietary

Amendment 006 to the iDEN Infrastructure Equipment Supply Agreement
IN WITNESS WHEREOF, Motorola and Customer have entered into this Amendment this ___ day of December, 2005, effective as of January 1, 2005.

NII HOLDINGS, INC.	MOTOROLA, INC. Networks

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

NEXTEL SUBSIDIARY

By:

Name:

Title:

Date:

Motorola/Nextel	11/30/05
Motorola Confidential Proprietary

Schedule A
Parties to Amendment No 006 to the iDEN Infrastructure
Equipment Supply Agreement
          Each party listed on this Schedule A has entered into Amendment No 006 to the iDEN Infrastructure Installation Services Agreement with Motorola, Inc., and NII Holdings, Inc. in the form of agreement to which this Schedule A is attached.

1.	Nextel Communications Argentina S.A.,

2.	Nextel Telecomunicações Ltda.

3.	Comunicaciones Nextel de Mexico, S.A. de C.V.

4.	Nextel del Peru, S.A.